As filed with the Securities and Exchange Commission on November 29, 2021

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER THE SECURITIES ACT OF 1933

AEROCLEAN TECHNOLOGIES, INC.

(Exact name of registrant as specified in its charter)

Delaware	45-3213164
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

10455 Riverside Drive Palm Beach Gardens, Florida	33410
(Address of principal executive offices)	(Zip Code)

AEROCLEAN TECHNOLOGIES, INC. 2021 INCENTIVE AWARD PLAN

AEROCLEAN TECHNOLOGIES, INC. EMPLOYEE STOCK PURCHASE PLAN

AEROCLEAN TECHNOLOGIES, INC. NON-EMPLOYEE DIRECTORS STOCK AND DEFERRED COMPENSATION PLAN

(Full title of the plan)

Jason DiBona

c/o AeroClean Technologies, Inc.

10455 Riverside Drive

Palm Beach Gardens, FL 33410

(833) 652-5326

(Name, address and telephone number, including area code, of agent for service)

Copies to:

Valerie Ford Jacob, Esq.

Freshfields Bruckhaus Deringer US LLP

601 Lexington Avenue

New York, New York 10022

(212) 277-4000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act of 1933, as amended (the “Securities Act”). ☐

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price per Share(2)	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common stock, $0.01 par value per share, to be issued pursuant to the AeroClean Technologies, Inc. 2021 Incentive Award Plan	1,386,364	$10.00	$13,863,640	$1,285.16
Common stock, $0.01 par value per share, to be issued pursuant to the AeroClean Technologies, Inc. Employee Stock Purchase Plan	138,636	$10.00	$1,386,360	$128.52
Common stock, $0.01 par value per share, to be issued pursuant to the AeroClean Technologies, Inc. Non-Employee Directors Stock and Deferred Compensation Plan	277,273	$10.00	$2,772,730	$257.03

(1)	This Registration Statement shall also cover any additional shares of common stock, each with a par value of $0.01 per share (the “Shares”), of AeroClean Technologies, Inc. (the “Registrant”) that become issuable under the AeroClean Technologies, Inc. 2021 Incentive Award Plan (the “Incentive Award Plan”), the AeroClean Technologies, Inc. Employee Stock Purchase Plan (the “ESPP”) and the AeroClean Technologies, Inc. Non-Employee Directors Stock and Deferred Compensation Plan (the “Director Stock Plan” and, together with the Incentive Award Plan and the ESPP, the “Plans”) being registered pursuant to this Registration Statement by reason of any stock dividend, stock split, recapitalization or any other similar transaction effected without the receipt of consideration that results in an increase in the number of the outstanding Shares.
(2)	For purposes of computing the registration fee only. Pursuant to Rule 457(h) of the Securities Act, the Proposed Maximum Offering Price Per Share with respect to the Plans is based upon the initial public offering price of the Shares ($10.00 per Share).

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1.	Plan Information*

Item 2.	Registrant Information and Employee Plan Annual Information*

*            Information required by Part I to be contained in the Section 10(a) prospectus is omitted from this Registration Statement in accordance with Rule 428 under the Securities Act and the “Note” to Part I of Form S-8. The documents containing the information specified in this Part I of Form S-8 will be sent or given to the participants (“participants”) in the Plans covered by this Registration Statement, as specified by the U.S. Securities and Exchange Commission (the “Commission”), pursuant to Rule 428(b)(1) under the Securities Act. Such documents are not required to be and are not filed with the Commission either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 under the Securities Act. These documents and the documents incorporated by reference in this Registration Statement pursuant to Item 3 of Part II hereof, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.	Incorporation of Documents by Reference

The following documents filed by the Registrant with the Commission are incorporated as of their respective dates in this Registration Statement by reference:

(a)	The Registrant’s Offering Circular dated November 23, 2021 (File No. 024-11650), filed with the Commission pursuant to Rule 253(g)(1) promulgated under the Securities Act on November 24, 2021, which contains audited financial statements for the Registrant’s latest fiscal year for which such statements have been filed;

(b)	All other reports filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), since the end of the fiscal year covered by the Registrant document referred to in (a) above; and

(c)	The description of the Shares contained in and incorporated by reference into the Registrant’s Registration Statement on Form 8-A filed with the Commission on November 19, 2021 and any amendment or report updating that description.

All other documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (except for any portions of the Registrant’s Current Reports on Form 8-K furnished pursuant to Item 2.02 or Item 7.01 thereof and any corresponding exhibits thereto not filed with the Commission, and other documents or information deemed furnished but not filed under the rules of the Commission), prior to the filing of a post-effective amendment to this Registration Statement that indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents. Any statement contained herein or in a document all or a portion of which is incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document that also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.	Description of Securities

Not required.

Item 5.	Interests of Named Experts and Counsel

None.

Item 6.	Indemnification of Directors and Officers

     Section 145 of the General Corporation Law of the State of Delaware (the “DGCL”) provides that a corporation may indemnify any person who was or is a party, or is threatened to be made a party, to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he or she is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him or her in connection with such action, suit or proceeding if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his/her conduct was unlawful. A similar standard is applicable in the case of derivative actions (i.e., actions by or in the right of the corporation), except that indemnification extends only to expenses, including attorneys’ fees, incurred in connection with the defense or settlement of such action, and the statute requires court approval before there can be any indemnification where the person seeking indemnification has been found liable to the corporation.

The Registrant’s certificate of incorporation provides that, to the fullest extent permitted by the DGCL, no director will be personally liable to the Registrant or to its stockholders for monetary damages for breach of fiduciary duty as a director. Notwithstanding this provision, pursuant to Section 102(b)(7) of the DGCL, a director can be held liable (1) for any breach of the director’s duty of loyalty to the Registrant or its stockholders, (2) for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law, (3) under Section 174 of the DGCL (which concerns unlawful payments of dividends, stock purchases or redemptions) or (4) for any transaction from which the director derives an improper personal benefit.

While the certificate of incorporation provides directors with protection from awards for monetary damages for breaches of their duty of care, it does not eliminate this duty. Accordingly, the certificate of incorporation has no effect on the availability of equitable remedies such as an injunction or rescission based on a director’s breach of his or her duty of care. The provisions of the certificate of incorporation described above apply to an officer of the Registrant only if he or she is a director of the Registrant and is acting in his or her capacity as director and do not apply to officers of the Registrant who are not directors.

The certificate of incorporation requires the Registrant to indemnify any person who was or is a party or is threatened to be made a party to, or was otherwise involved in (including, without limitation, as a witness), a legal proceeding by reason of the fact that he or she is or was a director or an officer of the Registrant or is or was serving at its request as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to an employee benefit plan, to the fullest extent authorized by the DGCL, as it exists or may be amended, against all expense, liability and loss (including attorneys’ fees, judgments, fines, ERISA excise taxes or penalties and amounts paid in settlement by or on behalf of such person) actually and reasonably incurred in connection with such service (provided that, in the case of a proceeding initiated by such person, the Registrant will only indemnify such person if the proceeding was specifically authorized by the board of directors of the Registrant (the “Board”)). This right of indemnity will include, with certain limitations and exceptions, a right to be paid by the Registrant the expenses incurred in defending such proceedings. The Registrant is authorized under its certificate of incorporation to carry directors’ and officers’ insurance protecting the Registrant, any director, officer, employee or agent of the Registrant or another corporation, partnership, joint venture, trust or other enterprise against any liability, whether or not the Registrant would have the power to indemnify the person under the DGCL. The certificate of incorporation also permits the Board to indemnify or advance expenses to any of the Registrant’s employees or agents to the fullest extent permitted with respect to the Registrant’s directors and officers in the certificate of incorporation.

By its terms, the indemnification provided for in the certificate of incorporation is not exclusive of any other rights that the indemnified party may be or become entitled to under any law, agreement, vote of stockholders or directors, provisions of the certificate of incorporation or bylaws or otherwise. Any amendment, alteration or repeal of the certificate of incorporation’s indemnification provisions will be, by the terms of the certificate of incorporation, prospective only and will not adversely affect the rights of any indemnitee in effect at the time of any act or omission occurring prior to such amendment, alteration or repeal.

The foregoing summaries are necessarily subject to the complete text of the DGCL, the certificate of incorporation and the Registrant’s bylaws and the arrangements referred to above and are qualified in their entirety by reference thereto.

Item 7.	Exemption from Registration Claimed

Not applicable.

Item 8.	Exhibits

The exhibits listed on the exhibit index at the end of this Registration Statement are included in this Registration Statement.

Item 9.	Undertakings

(a) The undersigned Registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i)	to include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)	to reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement; and

(iii)	to include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement.

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

(2)	That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) The undersigned Registrant hereby undertakes that, insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

EXHIBITS

Exhibit No.	Description
4.1*	Certificate of Incorporation of the Registrant
4.2*	Bylaws of the Registrant
4.3	Form of Common Stock Certificate of the Registrant (incorporated by reference to Exhibit 2.1 to the Registrant’s Amended Draft Offering Statement (File No. 367-00296) submitted to the Commission by the Registrant on September 3, 2021)
5.1*	Opinion of Freshfields Bruckhaus Deringer US LLP, counsel to the Registrant, regarding the legality of the securities being offered hereby (including consent)
23.1*	Consent of Citrin Cooperman & Company, LLP
23.2*	Consent of Freshfields Bruckhaus Deringer US LLP (included in Exhibit 5.1)
24.1*	Power of Attorney (included as part of the signature pages hereto)
99.1*	Aeroclean Technologies, Inc. 2021 Incentive Award Plan
99.2*	AeroClean Technologies, Inc. Employee Stock Purchase Plan
99.3*	Aeroclean Technologies, Inc. Non-Employee Directors Stock and Deferred Compensation Plan

* Filed herewith

SIGNATURES

The Registrant. Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Palm Beach Gardens, Florida, on the 29th day of November, 2021.

AEROCLEAN TECHNOLOGIES, INC.

By:	/s/ Jason DiBona
	Name:	Jason DiBona
	Title:	Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints each of Jason DiBona and Ryan Tyler as such person’s true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for such person and in such person’s name, place and stead, in any and all capacities, to sign any and all amendments to the Registration Statement, including post-effective amendments, and registration statements filed pursuant to Rule 462 under the Securities Act, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Commission, and does hereby grant unto each said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that each said attorney-in-fact and agent, or any substitute therefor, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities indicated on the 29th day of November, 2021:

Signature	Title

/s/ Jason DiBona
Jason DiBona	Chief Executive Officer (Principal Executive Officer)

/s/ Ryan Tyler
Ryan Tyler	Chief Financial Officer (Principal Financial and Accounting Officer)

/s/ Amin J. Khoury, PhD (Hon)
Amin J. Khoury, PhD (Hon)	Chairman of the Board

/s/ David Helfet, M.D.
David Helfet, M.D.	Director

/s/ Michael Senft
Michael Senft	Director

/s/ Thomas P. McCaffrey
Thomas P. McCaffrey	Director

/s/ Heather Floyd
Heather Floyd	Director